Exhibit 99.1

   Golden West Reports 12% Earnings Increase for the First Quarter

    OAKLAND, Calif.--(BUSINESS WIRE)--April 20, 2006--Golden West Financial Corporation (NYSE:GDW)(PCX:GDW), parent of World Savings Bank, announced diluted earnings per share of $1.25 for the first three months of 2006, up 12% from the $1.12 reported in the same period in 2005.
    Opening his remarks with a review of Golden West's earnings results, Herbert Sandler, Chairman of the Board and Chief Executive Officer, stated, "As always, the key driver behind the growth of the Company's profits was the ability to expand our mortgage portfolio, which is our primary earning asset." Since the first quarter of last year, Golden West's loans receivable increased by $14.8 billion, or 14%.
    Reflecting on the lending environment, Sandler observed, "As usual, the popularity of our main product, the monthly adjustable rate mortgage, or ARM, is influenced by what's happening with fixed-rate mortgages, or FRMs, the customers' primary alternative. Low long-term interest rates made FRMs very attractive to borrowers. At the same time, the cost of ARMs continued to climb. Despite stiff competition, our first quarter loan volume of $11.6 billion was slightly above the $11.2 billion achieved one year earlier."
    Continuing, Sandler remarked, "While first quarter originations were solid, repayment activity remained high, stimulated by low mortgage rates, strong home sales, and a desire on the part of many borrowers to convert the equity in their homes into cash. Nevertheless, new loans exceeded payoffs, and the mortgage portfolio grew $2.9 billion in the quarter, or at a 10% annualized rate."
    Adding to his discussion of Golden West's quarterly performance, Sandler pointed out, "A key factor that influences Golden West's profits is the Company's primary spread, which is the difference between the yield on loans and investments and the cost of savings and borrowings." In the first quarter of 2006, Golden West's spread averaged 2.57%, down from 2.65% in the same period one year earlier. Explaining the decrease, Sandler said, "Since the beginning of last year, the Federal Reserve's Open Market Committee has raised the Federal Funds rate, which influences short-term yields, from 2.25% to 4.75%. Our spread normally contracts temporarily when short-term rates rise, because the yield we earn on our loan portfolio responds to interest rate movements more slowly than the cost of our deposits and borrowings." As a side note, Sandler pointed out that the Company's spreads have been adjusted for a change in financial reporting, which is discussed in more detail later in this release.
    In other news, Golden West reported deposit growth of $1.4 billion in the first three months of 2006, down from a first quarter record of $2.6 billion set in 2005. Commenting on the Company's savings activity, Sandler stated, "Renewed interest in the stock market along with aggressive pricing by our competitors slowed deposit inflows from last year's all-time high level."
    Moving to the topic of the Company's general and administrative (G&A) expenses, Sandler noted, "Controlling spending is an important element of our business model. We assess the success of this strategy using a ratio that measures the amount of resources it takes to manage the Company's assets." Golden West's ratio of G&A to average assets was .86% in the first three months of 2006, slightly above the low ..82% reported in the first quarter of 2005.
    Switching to a discussion of another performance measure, Sandler explained, "The principal way we evaluate the quality of loans we make is the ratio of nonperforming assets, often called NPAs, to total assets. The Company's careful lending practices, combined with a strong real estate market, have helped keep NPAs at historic lows." At March 31, 2006, Golden West's ratio of nonperforming assets to total assets was a low .34%, just a bit more than the .31% posted one year earlier.
    Sandler then took a moment to point out two changes in the Company's financial reporting. First he explained a change in the presentation of fee income, noting, "Until this year, we reported the fees received from the early prepayment of loans and late payment charges on the 'Fee Income' line of our income statement. In the first quarter of 2006, the Office of Thrift Supervision, or OTS, our primary regulator, changed its financial reporting practice for the classification of these items, requiring that they be recorded as interest income. This adjustment by the OTS led to a change in industry practice in the reporting of prepayment fees and late charges. Accordingly, we have updated our 'Consolidated Statement of Net Earnings' for 2006 and earlier years to include these fees with 'Interest Income.' While this was a reclassification only, and had no impact on our bottom line, some of our key financial data, such as the yield on the loan portfolio, the net interest margin and the primary spread, changed as a result."
    Discussing the second change in reporting, Sandler spoke about the implementation of Financial Accounting Standard (FAS) 123R. He remarked, "In accordance with FAS 123R, as of the first quarter of 2006, stock option expense is now included in the Company's general and administrative, or G&A, expense. This accounting change added approximately $3.6 million of expense to our G&A in the first quarter."
    Concluding his remarks, Sandler reflected on Golden West's being named America's most admired mortgage services company in the March 6, 2006 issue of FORTUNE magazine. Previously, FORTUNE named Golden West the nation's most admired mortgage services company in 2005 and 2003. The Company ranked number one in each of the eight of the categories included in the survey: social responsibility, long-term investment value, employee talent, quality of products/services, innovation, use of corporate assets, financial soundness, and quality of management. Sandler observed, "This distinction recognizes our success in meeting the needs of the nation's homeowners, in utilizing the talents of our employees, and in serving the interests of our shareholders."

    Headquartered in Oakland, California, Golden West is one of the nation's largest financial institutions with assets over $125 billion as of March 31, 2006. The Company has one of the most extensive thrift branch systems in the country, with 283 savings branches in 10 states and lending operations in 39 states. Golden West's stock is listed on the New York Stock Exchange (NYSE) under the ticker symbol GDW. The Company intends to voluntarily terminate its secondary listing on the Pacific Exchange (recently renamed NYSE Arca, Inc.) since the NYSE now owns the Pacific Exchange after its recent merger with Archipelago Holdings Inc.
    Golden West investor information is available at www.gdw.com. Information about the Company's home loans and savings and checking accounts can be found at www.worldsavings.com and about its proprietary no-load mutual funds and annuities at www.atlasfunds.com.

    Information in this Press Release may contain various forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include projections, statements of the plans and objectives of management for future operations, statements of future economic performance, assumptions underlying these statements and other statements that are not statements of historical facts. Forward-looking statements are subject to significant business, economic and competitive risks, uncertainties and contingencies, many of which are beyond Golden West's control. Should one or more of these risks, uncertainties or contingencies materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated. Among the key risk factors that may have a direct bearing on Golden West's results of operations and financial condition are competitive practices in the financial services industries; operational and systems risks; general economic and capital market conditions, including fluctuations in interest rates; economic conditions in certain geographic areas; and the impact of current and future laws, governmental regulations, and accounting and other rulings and guidelines affecting the financial services industry in general and Golden West's operations in particular. In addition, actual results may differ materially from the results discussed in any forward-looking statements.


          GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF NET EARNINGS
                       AND OTHER FINANCIAL DATA
                              (Unaudited)
            (Dollars in thousands except per share figures)

                                          Three Months Ended
                                               March 31
                                     ---------------------------
                                         2006           2005
                                     ------------   ------------
Interest Income
    Interest on loans (a)            $ 1,954,585     $1,311,341
    Interest on mortgage-backed
     securities (MBS) (a)                 21,390         25,540
    Interest and dividends on
     investments                          43,410         27,413
                                     ------------   ------------
                                       2,019,385      1,364,294
Interest Expense
    Interest on deposits                 512,019        298,318
    Interest on advances                 429,456        223,268
    Interest on repurchase agreements     62,384         25,264
    Interest on other borrowings         132,460         60,071
                                     ------------   ------------
                                       1,136,319        606,921
                                     ------------   ------------
Net Interest Income (a)                  883,066        757,373
Provision for loan losses                  4,293            884
                                     ------------   ------------
Net Interest Income after Provision
 for Loan Losses                         878,773        756,489
Noninterest Income
    Fees (a)                              12,959         11,113
    Gain on the sale of securities
     and loans                             2,183          1,758
    Other                                 21,442         16,933
                                     ------------   ------------
                                          36,584         29,804
Noninterest Expense
    General and administrative:
        Personnel                        192,989        151,831
        Occupancy                         24,568         22,225
        Technology and
         telecommunications               23,693         21,422
        Deposit insurance                  1,925          1,855
        Advertising                        6,513          7,540
        Other                             21,599         19,366
                                     ------------   ------------
                                         271,287        224,239

Earnings before Taxes on Income          644,070        562,054
Taxes on Income                          253,124        213,804
                                     ------------   ------------
Net Earnings                         $   390,946    $   348,250
                                     ============   ============

Basic Earnings Per Share             $      1.27    $      1.13
                                     ============   ============
Diluted Earnings Per Share           $      1.25    $      1.12
                                     ============   ============

Average common shares outstanding    308,397,529    306,861,057
Average diluted common shares
 outstanding                         311,808,276    311,539,734

Ratios: (b)
   Net earnings / average
    stockholders' equity (ROE)             17.64%         18.78%
   Net earnings / average assets
    (ROA)                                   1.24%          1.27%
   Net interest margin (a)(c)               2.84%          2.79%
   General and administrative
    expense / average assets                 .86%           .82%
   Efficiency ratio (d)                    29.50%         28.49%

(a) Reflects reclassification of prepayment fees and late payment charges from noninterest income to interest income.
(b) Ratios are annualized by multiplying the quarterly computation by four. Averages are computed by adding the beginning balances and each monthend balance during the quarter and dividing by four.
(c) Net interest margin is net interest income divided by average earning assets.
(d) Efficiency ratio is general and administrative expense divided by the sum of net interest income and noninterest income.


          GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES
             CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                       AND OTHER FINANCIAL DATA
                              (Unaudited)
            (Dollars in thousands except per share figures)

                                Mar. 31       Dec. 31       Sep. 30
                                 2006          2005          2005
                             ------------- ------------- -------------
ASSETS
  Cash                       $    242,496  $    518,161  $    326,443
  Federal funds sold,
   securities purchased
   under agreement to resell
   and other investments        1,579,133     1,321,626     1,235,155
  Securities available for
   sale, at fair value            359,549       382,499       341,905

  Purchased MBS available
   for sale, at fair value         10,904        11,781        12,634
  Purchased MBS held to
   maturity, at cost              291,302       303,703       318,257
  MBS with recourse held to
   maturity, at cost            1,104,248     1,168,480     1,253,710
  Loans held for sale             136,526        83,365       127,553
  Loans held in portfolio
   less allowance for loan
   losses                     120,756,630   117,798,600   114,801,293
                             ------------- ------------- -------------
     Total Loans Receivable
      and MBS                 122,299,610   119,365,929   116,513,447

  Interest earned but
   uncollected                    420,400       392,303       361,595
  Investment in capital
   stock of Federal Home
   Loan Banks (FHLBs)           1,887,906     1,857,580     1,797,533
  Foreclosed real estate           10,408         8,682         8,828
  Premises and equipment,
   net                            409,582       403,084       401,713
  Other assets                    347,372       365,299       294,787
                             ------------- ------------- -------------
      Total Assets           $127,556,456  $124,615,163  $121,281,406
                             ============= ============= =============

LIABILITIES and
STOCKHOLDERS' EQUITY
  Deposits                   $ 61,583,224  $ 60,158,319  $ 58,429,315
  Advances from FHLBs          38,508,932    38,961,165    38,896,681
  Securities sold under
   agreements to repurchase     5,900,000     5,000,000     5,150,000
  Bank notes                    2,976,916     2,393,951     2,488,983
  Senior debt                   8,075,302     8,194,266     6,705,316
  Taxes on income                 771,388       547,653       560,182
  Other liabilities               697,734       688,844       780,460
  Stockholders' equity          9,042,960     8,670,965     8,270,469
                             ------------- ------------- -------------
      Total Liabilities and
       Stockholders' Equity  $127,556,456  $124,615,163  $121,281,406
                             ============= ============= =============

Total deferred interest in
 loans receivable and MBS    $    665,715  $    448,816  $    279,388
Total deferred interest as a
 percentage of loans
 receivable and MBS                   .54%          .38%          .24%

Capitalized mortgage
 servicing rights            $     35,518  $     39,134  $     40,684

Stockholders' equity / total
 assets                              7.09%         6.96%         6.82%

Book value per common share  $      29.31  $      28.15  $      26.89
Common shares outstanding     308,553,361   308,041,776   307,583,276


                                Jun. 30       Mar. 31
                                  2005          2005
                             ------------- -------------
ASSETS
  Cash                       $    301,269  $    311,607
  Federal funds sold,
   securities purchased
   under agreement to resell
   and other investments        1,091,702     1,674,914
  Securities available for
   sale, at fair value            590,848       379,082

  Purchased MBS available
   for sale, at fair value         13,665        13,548
  Purchased MBS held to
   maturity, at cost              338,659       357,843
  MBS with recourse held to
   maturity, at cost            1,346,080     1,440,341
  Loans held for sale              48,636        40,988
  Loans held in portfolio
   less allowance for loan
   losses                     110,999,190   105,641,104
                             ------------- -------------
     Total Loans Receivable
      and MBS                 112,746,230   107,493,824

  Interest earned but
   uncollected                    319,264       298,693
  Investment in capital
   stock of Federal Home
   Loan Banks (FHLBs)           1,688,661     1,662,312
  Foreclosed real estate            8,769        10,840
  Premises and equipment,
   net                            403,121       398,181
  Other assets                    335,814       358,396
                             ------------- -------------
      Total Assets           $117,485,678  $112,587,849
                             ============= =============

LIABILITIES and
STOCKHOLDERS' EQUITY
  Deposits                   $ 59,226,140  $ 55,593,265
  Advances from FHLBs          35,755,870    35,511,757
  Securities sold under
   agreements to repurchase     4,450,000     4,050,000
  Bank notes                    2,232,955     2,485,936
  Senior debt                   6,736,979     5,955,989
  Taxes on income                 594,348       730,094
  Other liabilities               552,943       681,310
  Stockholders' equity          7,936,443     7,579,498
                             ------------- -------------
      Total Liabilities and
       Stockholders' Equity  $117,485,678  $112,587,849
                             ============= =============

Total deferred interest in
 loans receivable and MBS    $    160,201  $     90,172
Total deferred interest as a
 percentage of loans
 receivable and MBS                   .14%          .08%

Capitalized mortgage
 servicing rights                 $43,835       $48,208

Stockholders' equity / total
 assets                              6.76%         6.73%

Book value per common share  $      25.79  $      24.68
Common shares outstanding     307,760,826   307,126,766


          GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES
                    QUARTERLY FINANCIAL HIGHLIGHTS
                              (Unaudited)
            (Dollars in thousands except per share figures)

                                        For the Quarter Ended
                                --------------------------------------
                                  Mar. 31      Dec. 31      Sep. 30
                                    2006         2005         2005
                                ------------ ------------ ------------
AVERAGE BALANCES (a)
  Cash and investments          $ 2,027,721  $ 2,522,688  $ 1,781,055
  Loans receivable and MBS      120,928,224  117,975,267  114,661,554
  Investment in capital stock
   of FHLBs                       1,869,824    1,818,288    1,725,611
  Deposits                       60,830,208   59,484,698   58,912,429
  Advances from FHLBs            38,346,279   38,841,391   36,894,412
  Securities sold under
   agreements to repurchase       5,537,500    5,075,000    4,812,500
  Other borrowings               10,956,053   10,087,729    9,118,909
  Stockholders' equity            8,867,321    8,461,148    8,109,144

Total Average Assets            125,994,603  123,443,755  119,237,057
Average Earning Assets          124,364,450  121,904,742  117,875,145
Average Interest-Bearing
 Liabilities                    115,670,040  113,488,818  109,738,250

OPERATING RESULTS
  Net interest income (b)       $   883,066  $   858,842  $   840,624
  Provision for loan losses           4,293        2,789        2,810
  Noninterest income (b)             36,584       42,276       36,638
  Noninterest expense               271,287      262,220      237,382
                                ------------ ------------ ------------
  Earnings before taxes on
   income                           644,070      636,109      637,070
  Taxes on income                   253,124      240,864      254,830
                                ------------ ------------ ------------
  Net earnings                  $   390,946  $   395,245  $   382,240
                                ============ ============ ============

  Effective tax rate (c)              39.30%       37.87%       40.00%
  Prepayment fees included in
   interest income              $    77,813  $    90,640  $    87,856
  Late fees included in
   interest income              $     5,943  $     5,088  $     4,940

  Basic EPS                     $      1.27  $      1.29  $      1.24
  Diluted EPS                   $      1.25  $      1.27  $      1.22

Average common shares
 outstanding                    308,397,529  307,350,451  307,889,162
Average diluted common shares
 outstanding                    311,808,276  311,323,062  312,174,156

Ratios: (d)
  Net earnings / average
   stockholders' equity (ROE)         17.64%       18.69%       18.85%
  Net earnings / average assets
   (ROA)                               1.24%        1.28%        1.28%
  Net interest margin (b)              2.84%        2.82%        2.85%
  General and administrative
   expense / average assets             .86%         .85%         .80%
  Efficiency ratio                    29.50%       29.10%       27.06%

SPREAD DATA
  Yield on loan portfolio (b)          6.71%        6.37%        6.04%
  Yield on interest-earning
   investments                         4.91%        4.11%        3.93%
                                ------------ ------------ ------------
    Yield on interest-earning
     assets (b)                        6.69%        6.35%        6.01%
                                ------------ ------------ ------------

  Cost of savings                      3.56%        3.24%        2.97%
  Cost of borrowings                   4.78%        4.37%        3.82%
                                ------------ ------------ ------------
    Cost of funds                      4.14%        3.78%        3.38%
                                ------------ ------------ ------------

      Primary Spread at
       quarter end (b)                 2.55%        2.57%        2.63%
                                ============ ============ ============

  Average Primary Spread for
   the quarter (b)                     2.57%        2.61%        2.66%


                                  For the Quarter Ended
                                -------------------------
                                  Jun. 30      Mar. 31
                                    2005         2005
                                ------------ ------------
AVERAGE BALANCES (a)
  Cash and investments          $ 2,085,597  $ 2,074,816
  Loans receivable and MBS      110,124,924  105,079,482
  Investment in capital stock
   of FHLBs                       1,676,949    1,622,540
  Deposits                       57,300,656   54,116,414
  Advances from FHLBs            35,696,338   34,986,559
  Securities sold under
   agreements to repurchase       4,325,000    3,937,500
  Other borrowings                8,579,755    8,132,422
  Stockholders' equity            7,756,555    7,419,240

Total Average Assets            114,951,805  109,807,456
Average Earning Assets          113,599,941  108,489,822
Average Interest-Bearing
 Liabilities                    105,901,749  101,172,895

OPERATING RESULTS
  Net interest income (b)       $   795,516  $   757,373
  Provision for loan losses           1,807          884
  Noninterest income (b)             36,134       29,804
  Noninterest expense               238,574      224,239
                                ------------ ------------
  Earnings before taxes on
   income                           591,269      562,054
  Taxes on income                   230,840      213,804
                                ------------ ------------
  Net earnings                  $   360,429  $   348,250
                                ============ ============

  Effective tax rate (c)              39.04%       38.04%
  Prepayment fees included in
   interest income              $    71,211  $    48,343
  Late fees included in
   interest income              $     4,740  $     4,466

  Basic EPS                     $      1.17  $      1.13
  Diluted EPS                   $      1.16  $      1.12

Average common shares
 outstanding                    307,440,730  306,861,057
Average diluted common shares
 outstanding                    311,770,849  311,539,734

Ratios: (d)
  Net earnings / average
   stockholders' equity (ROE)         18.59%       18.78%
  Net earnings / average assets
   (ROA)                               1.25%        1.27%
  Net interest margin (b)              2.80%        2.79%
  General and administrative
   expense / average assets             .83%         .82%
  Efficiency ratio                    28.69%       28.49%

SPREAD DATA
  Yield on loan portfolio (b)          5.67%        5.25%
  Yield on interest-earning
   investments                         3.41%        2.90%
                                ------------ ------------
    Yield on interest-earning
     assets (b)                        5.64%        5.22%
                                ------------ ------------

  Cost of savings                      2.70%        2.39%
  Cost of borrowings                   3.34%        2.89%
                                ------------ ------------
    Cost of funds                      2.99%        2.62%
                                ------------ ------------

        Primary Spread at
         quarter end (b)               2.65%        2.60%
                                ============ ============

  Average Primary Spread for
   the quarter (b)                     2.62%        2.65%

(a) Averages are computed by adding the beginning balance and each monthend balance during the quarter and dividing by four.
(b) Reflects reclassification of prepayment fees and late payment charges from noninterest income to interest income.
(c) From quarter to quarter, the effective tax rate may fluctuate due to changes in the volume of business activity in the various states where we operate.
(d) Ratios are annualized by multiplying the quarterly computation by four. Averages are computed by adding the beginning balance and each monthend balance during the quarter and dividing by four.


          GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES
                    QUARTERLY FINANCIAL HIGHLIGHTS
                              (Unaudited)
            (Dollars in thousands except per share figures)

                                        For the Quarter Ended
                                --------------------------------------
                                  Mar. 31      Dec. 31      Sep. 30
                                    2006         2005         2005
                                ------------ ------------ ------------
LOAN ACTIVITY
  New real estate loans
   originated                   $11,565,992  $13,119,738  $13,768,941
  New adjustable rate mortgages
   as a percentage of new real
   estate loans originated               99%          99%          99%
  New refinanced mortgages as a
   percentage of new real
   estate loans originated               84%          81%          76%

  Loan and MBS repayments (a)   $ 8,889,241  $ 9,743,052  $ 9,557,669
  Loan and MBS repayment rate
   (b)                                30.00%       33.68%       34.14%

  Net increase in loan
   portfolio                    $ 2,933,681  $ 2,852,482  $ 3,767,217
  Growth rate of the loan
   portfolio (c)                       9.83%        9.79%       13.37%

  Loan sales                    $   195,641  $   377,195  $   225,897

  Loans serviced for others     $ 4,177,222  $ 4,158,750  $ 4,029,073

  Nonperforming assets
     Loans and MBS 90 days or
      more past due             $   426,480  $   373,671  $   335,376
     Foreclosed real estate          10,408        8,682        8,828
                                ------------ ------------ ------------
          Total nonperforming
           assets               $   436,888  $   382,353  $   344,204
                                ============ ============ ============

  Ratio of nonperforming assets
   (NPAs) to total assets               .34%         .31%         .28%
  Ratio of troubled debt
   restructured (TDRs) to total
   assets                               .00%         .00%         .00%
  Ratio of NPAs and TDRs to
   total assets                         .34%         .31%         .28%

  Loan loss reserve             $   299,965  $   295,859  $   293,375
  Net loan chargeoffs           $       187  $       305  $     1,122
  Net chargeoffs/average loans
   (d)                                  .00%         .00%         .00%

DEPOSIT ACTIVITY
  Deposit increase (decrease)   $ 1,424,905  $ 1,729,004  $  (796,825)

STOCK REPURCHASE ACTIVITY
  Number of shares repurchased
   and retired                            0      560,000      425,000
  Cost of shares repurchased    $         0  $    32,728  $    25,156
  Remaining number of shares
   authorized for repurchase     17,671,358   17,671,358   18,231,358


                                  For the Quarter Ended
                                -------------------------
                                  Jun. 30      Mar. 31
                                    2005         2005
                                ------------ ------------
LOAN ACTIVITY
  New real estate loans
   originated                   $13,452,983  $11,174,737
  New adjustable rate mortgages
   as a percentage of new real
   estate loans originated               99%          99%
  New refinanced mortgages as a
   percentage of new real
   estate loans originated               75%          78%

  Loan and MBS repayments (a)   $ 8,207,391  $ 6,314,104
  Loan and MBS repayment rate
   (b)                                30.74%       24.75%

  Net increase in loan
   portfolio                    $ 5,252,406  $ 4,824,593
  Growth rate of the loan
   portfolio (c)                      19.54%       18.80%

  Loan sales                    $    98,006  $    91,114

  Loans serviced for others     $ 4,105,410  $ 4,315,925

  Nonperforming assets
     Loans and MBS 90 days or
      more past due             $   322,173  $   342,394
     Foreclosed real estate           8,769       10,840
                                ------------ ------------
          Total nonperforming
           assets               $   330,942  $   353,234
                                ============ ============

  Ratio of nonperforming assets
   (NPAs) to total assets               .28%         .31%
  Ratio of troubled debt
   restructured (TDRs) to total
   assets                               .00%         .00%
  Ratio of NPAs and TDRs to
   total assets                         .28%         .32%

  Loan loss reserve             $   291,687  $   290,192
  Net loan chargeoffs           $       312  $       802
  Net chargeoffs/average loans
   (d)                                  .00%         .00%

DEPOSIT ACTIVITY
  Deposit increase (decrease)   $ 3,632,875  $ 2,627,954

STOCK REPURCHASE ACTIVITY
  Number of shares repurchased
   and retired                            0            0
  Cost of shares repurchased    $         0  $         0
  Remaining number of shares
   authorized for repurchase     18,656,358   18,656,358

(a) For ELOCs, only amounts paid at the termination of the line of credit are included in repayments. Prior to 2006, ELOCs were not included in repayments.
(b) The loan and MBS repayment rate is the quarterly repayments annualized as a percentage of the prior quarter's ending loan and MBS balance.
(c) The growth rate of the loan portfolio is the quarterly growth annualized as a percentage of the prior quarter's ending loan portfolio.
(d) Includes loans that were securitized and retained as MBS with recourse held to maturity.

    CONTACT: Golden West Financial Corporation
             William C. Nunan, 510-446-3614